UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2007

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities.

On October 3, 2007, Duke Realty Limited Partnership (the “Operating Partnership”), pursuant to the authority granted pursuant to Section 4.02(a) of the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), authorized the issuance of 7,000,000 of the Operating Partnership’s Common Units to Duke Realty Corporation (the “Company”), as the sole General Partner of the Operating Partnership, in connection with a registered public offering of the Company’s common stock.  The Common Units were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon applicable exemptions from registration under Section 4(2) of the Act.

Item. 8.01.             Other Events.

On October 3, 2007 the Company, completed the issuance and sale of 7,000,000 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) at a price of $33.26 per share.  The Shares were registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration Statement No. 333-136173) (as the same may be amended and/or supplemented, the “Registration Statement”), under the Act.

The Company filed a prospectus supplement, dated September 27, 2007, with the Commission on October 1, 2007 pursuant to Rule 424(b)(5) of the Act, which relates to the offer and sale of the Shares and supplements the Company’s prospectus, dated August 3, 2007, contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole general partner

	By:	/s/ Elizabeth C. Belden
		Name:	Elizabeth C. Belden
		Title:	Vice President, Legal
and Assistant Secretary

Date:  October 4, 2007